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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this registration statements of Harbinger Corporation on Form S-8 of our report dated January 31, 1997, except for Paragraph 3 of Note 16 as to which the date is March 16, 1997, on our audits of the consolidated financial statements and financial statement schedule of Premenos Technology Corp. and subsidiaries as of December 31, 1996, and for the years ended December 31, 1996 and 1995.


                             PriceWaterhouseCoopers


San Francisco, California
August 18, 1998















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